Exhibit 99.1

CCUR HOLDINGS DECLARES SPECIAL ONE-TIME CASH DIVIDEND

DULUTH, GA, FEBRUARY 13, 2020 – CCUR Holdings, Inc. (OTCQB: CCUR) today announced that its Board of Directors has declared a special one-time cash dividend of $0.50 per share of CCUR Holdings, Inc. common stock to common stockholders of record on February 24, 2020, to be paid on March 9, 2020. On December 10, 2019, the Company reported the Board was reviewing capital allocation alternatives to maximize stockholder value, including a potential limited return of capital to stockholders.

“We are pleased to announce the declaration of this one-time dividend for our stockholders. The Company has continued to build momentum with the implementation of its business plan over the past several months and our overall strategy has resulted in generating four consecutive quarters of profitability,” said Wayne Barr, President and CEO. “As we analyzed our capital needs to advance our profitability potential and existing operations, the Board elected to maximize the return to our stockholders through the declaration of this special dividend.”

The Board will continue to review capital allocation alternatives in light of the Company’s capital needs, business opportunities then-available to the Company and the Company’s results of operations.

On February 5, 2020, the Company reported net income attributable to its stockholders of $2,737,000, or $0.31 per share, for the second quarter of fiscal year 2020 and net income attributable to its stockholders of $6,143,000, or $0.70 per share for the first six months of fiscal year 2020. The Company generated operating cash flow of $2,080,000 for the first six months of fiscal year 2020.

About CCUR Holdings, Inc.

CCUR Holdings, Inc. (“CCUR”) operates merchant cash advance (MCA) and real estate business segments through its subsidiaries Recur Holdings LLC and LM Capital Solutions, LLC and actively pursues other business opportunities to maximize the value of its assets through evaluation of additional operating businesses or assets for acquisition. More information on the Company is available at www.ccurholdings.com.

Forward Looking Statements

Certain statements made or incorporated by reference herein may constitute “forward-looking statements” within the meaning of federal securities laws. When used or incorporated by reference in this report, the words “may,” “should,” “could,” “believes,” “expects,” “estimates,” “anticipates,” and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments such as future financial performance or returns, as well as expectations, beliefs, plans, estimates or projections relating to the future and current assessments of business opportunities, are forward-looking statements within the meaning of these laws. These statements are based on beliefs and assumptions of CCUR’s management, which are based on currently available information. Except for the historical information contained herein, the matters discussed in this communication may contain forward-looking statements that involve risks and uncertainties that may cause CCUR’s actual results to be materially different from such forward-looking statements and could materially adversely affect its business, financial condition, operating results and cash flows. These risks and uncertainties include, but are not limited to, CCUR’s ability to successfully negotiate, perform due diligence and consummate any additional acquisitions, expected cash and liquidity positions, expected financial performance and revenue streams, market fluctuations in or material financial or regulatory changes impacting the MCA and real estate industry and general business conditions, as well as other risks listed in the Company’s Form 10-K filed on August 28, 2019 and subsequent quarterly reports filed with the Securities and Exchange Commission and risk and uncertainties not presently known to CCUR or that CCUR currently deems immaterial.

CCUR wishes to caution against placing undue reliance on any forward-looking statements, which speak only as of the date on which they were made. CCUR does not undertake any obligation to update forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

Contact:

Michael Polyviou

mpolyviou@evcgroup.com

732-933-2755